EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Global Telecommunication Solutions, Inc. and subsidiaries


We consent to the use of our ^ report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
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KPMG PEAT MARWICK LLP



New York, New York
September ^ 27, 1996



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